A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-138218) of Sense Technologies Inc., of our report dated June 12, 2007 relating to the financial statements of Sense Technologies Inc., which appears in the Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Vancouver, Canada	“AMISANO HANSON”
July 13, 2007	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net